                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

                    EXCHANGE ACT OF 1934 (AMENDMENT NO. 1*)


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            VISION TWENTY-ONE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------


          * This amendment relates solely to a change in the Company's expected mail date in its Proxy Statement from June 10, 1999 to June 23, 1999.

(VISION TWENTY-ONE LOGO)
                 (VISION TWENTY-ONE A DIFFERENT POINT OF VIEW.)

                            VISION TWENTY-ONE, INC.
                             7360 BRYAN DAIRY ROAD
                              LARGO, FLORIDA 33777


                                                             Date: June 23, 1999


Dear Stockholder:

     You are cordially invited to attend the 1999 Annual Meeting (the "Meeting") of stockholders of Vision Twenty-One, Inc. (the "Company"). The Meeting will be held July 8, 1999 at 8:00 a.m., Eastern Daylight Savings Time, at the Tampa Westshore Marriott, located at 1001 North Westshore Boulevard, Tampa, Florida 33607.

     The Notice of the Meeting and the Proxy Statement on the following pages cover the formal business of the Meeting, which includes the election of a Director, a proposal to enact a stock purchase plan for the Company's employees and a proposal to ratify the appointment of the Company's independent certified public accountants. We will also report on the progress of the Company and comment on matters of current interest.

     It is important that your shares be represented at the Meeting. We ask that you promptly sign, date and return the enclosed proxy card in the envelope provided, even if you plan to attend the Meeting. Returning your proxy card to us will not prevent you from voting in person at the Meeting if you are present and choose to do so.

     If your shares are held in street name by a brokerage firm, your broker will supply you with a proxy to be returned to the brokerage firm. It is important that you return the form to the brokerage firm as quickly as possible so that the brokerage firm may vote your shares. You may not vote your shares in person at the Meeting unless you obtain a power of attorney or legal proxy from your broker authorizing you to vote the shares, and you present this power of attorney or proxy at the Meeting.

     Your Board of Directors and management look forward to greeting you personally at the Meeting.

                                   Sincerely,



                                   /s/ Theodore N. Gillette
                                   ---------------------------------------------
                                       THEODORE N. GILLETTE
                                       Chairman of the Board and Chief Executive
                                       Officer

(VISION TWENTY-ONE LOGO)

               (VISION TWENTY-ONE A DIFFERENT POINT OF VIEW LOGO)

                            VISION TWENTY-ONE, INC.
                             7360 BRYAN DAIRY ROAD
                              LARGO, FLORIDA 33777

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

     Notice is hereby given that the annual meeting of stockholders of Vision Twenty-One, Inc. (the "Company"), a Florida corporation, will be held at the Tampa Westshore Marriott, located at 1001 North Westshore Boulevard, Tampa, Florida 33607, on July 8, 1999 at 8:00 a.m., Eastern Daylight Savings Time (the "Meeting") for the following purposes:

          1. To re-elect one Director to serve until the Annual Meeting in 2002 and until his successors are elected and qualified or until his earlier resignation, removal from office or death;

          2. To consider and vote upon a proposal to enact a stock purchase plan for the Company's employees;

          3. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal year 1999; and

          4. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     Your attention is directed to the Proxy Statement accompanying this Notice for a more complete description of the matters to be acted upon at the Meeting. The 1998 Annual Report of the Company is also enclosed. Stockholders of record at the close of business on Monday, May 31, 1999, are entitled to receive notice of and to vote at the Meeting and any adjournment thereof.

     All stockholders are cordially invited to attend the Meeting. Whether or not you expect to attend, please sign and return the enclosed Proxy promptly in the envelope provided to assure the presence of a quorum. You may revoke your Proxy and vote in person at the Meeting if you desire. If your shares are held in street name by a brokerage firm, your broker will supply you with a proxy to be returned to the brokerage firm. It is important that you return the form to the brokerage firm as quickly as possible so that the brokerage firm may vote your shares. You may not vote your shares in person at the Meeting unless you obtain a power of attorney or legal proxy from your broker authorizing you to vote the shares, and you present this power of attorney or proxy at the Meeting.

     Please note that attendance at the Meeting will be limited to stockholders of the Company as of the record date (or their duly authorized representatives). If your shares are held by a bank or broker, please bring to the Meeting your bank or broker statement evidencing your beneficial ownership of Company stock.

                                       By order of the Board of Directors



                                       /s/ Richard L. Sanchez
                                       ----------------------------------------
                                           RICHARD L. SANCHEZ
                                           Secretary
Largo, Florida

June 23, 1999

                            VISION TWENTY-ONE, INC.
                             7360 BRYAN DAIRY ROAD
                              LARGO, FLORIDA 33777
                             ---------------------

                                PROXY STATEMENT

     This Proxy Statement is furnished by the Board of Directors and management of Vision Twenty-One, Inc. (the "Company") in connection with the solicitation of proxies to be voted at the Company's 1999 Annual Meeting of Stockholders, which will be held July 8, 1999, at 8:00 a.m., Eastern Daylight Savings Time, at the Tampa Westshore Marriott, 1001 North Westshore Boulevard, Tampa, Florida 33607 (the "Meeting").

     Any proxy delivered pursuant to this solicitation may be revoked, at the option of the person executing the proxy, at any time before it is exercised by delivering a signed revocation to the Company, by submitting a later-dated proxy, or by attending the Meeting in person and casting a ballot. If proxies are signed and returned without voting instructions, the shares represented by the proxies will be voted as recommended by the Board of Directors.


     The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone by regular employees of the Company. The Company does not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expense in sending proxy materials to their principals and obtaining their proxies. The approximate date on which this Proxy Statement and enclosed form of proxy has been first mailed to stockholders is June 23, 1999.


     The close of business on Monday, May 31, 1999 has been designated as the record date for the determination of stockholders entitled to receive notice of and to vote at the Meeting (the "Stockholders"). As of March 31, 1999, 15,070,468 shares of the Company's Common Stock were issued and outstanding. Each Stockholder will be entitled to one vote for each share of Common Stock registered in his or her name on the books of the Company as of the close of business on Monday, May 31, 1999, on all matters that come before the Meeting.

1.  ELECTION OF DIRECTORS

     There are currently eight seats on the Board of Directors of the Company, with no vacancies. The Board is divided into three classes of Directors serving staggered three-year terms. Directors hold their positions until the annual meeting of stockholders in the year in which their term expires and until their respective successors are elected and qualified or until their earlier resignation, removal from office or death. The term of office of two of the Company's current eight Directors, Messrs. Richard L. Sanchez and Peter J. Fontaine, will expire at the Meeting. Mr. Sanchez has expressed his desire not to seek re-election to the Board of Directors in furtherance of the Company's goal of achieving a greater mix of outside independent Directors. The Board of Directors is considering candidates to fill the vacancy that will be created upon the expiration of Mr. Sanchez's term. The Board of Directors recommends that Mr. Fontaine be re-elected at the Meeting to hold office until the Company's annual meeting in 2002 and until his successors shall be duly elected and qualified or until his earlier resignation, removal from office or death.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT YOU VOTE "FOR" THE RE-ELECTION OF MR. FONTAINE AS DIRECTOR, TO SERVE THE TERM AS DESCRIBED ABOVE. For further information on such nominee see "Management -- Directors and Executive Officers" and "-- Security Ownership." The affirmative vote of holders of a majority of the shares represented, in person or by proxy, and entitled to vote at the Meeting is required to re-elect the nominee. Abstentions will be counted toward the number of shares represented at the Meeting. Broker non-votes will be disregarded. Stockholders may not vote cumulatively in the re-election of Director. In the event the nominee should be unable to serve, which is not anticipated, the proxy committee, which consists of Theodore N. Gillette and Richard T. Welch, will vote for such other person or persons for the office of Director as the Board of Directors may recommend.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth (i) the names and ages of the Directors and executive officers of the Company and the positions they hold with the Company and (ii) the names and ages of the nominees for Director listed herein. Executive officers serve at the pleasure of the Board of Directors.

NAME                           AGE                           POSITION
----                           ---                           --------
Theodore N. Gillette.........  45    Chairman of the Board, Chief Executive Officer, President
                                     and   Director(1)
Richard L. Sanchez...........  46    Executive Vice President, Secretary and Director
Richard T. Welch.............  47    Chief Financial Officer, Treasurer and Director(2)
Richard L. Lindstrom, M.D....  51    Chief Medical Officer and Director
Robert P. Collins............  45    Chief Operating Officer
Peter J. Fontaine............  45    Director(1)(2)(3)
Bruce S. Maller..............  45    Director
Jeffrey I. Katz, M.D.........  53    Director
Martin F. Stein..............  62    Director(1)(2)

---------------

(1) Member of Compensation Committee
(2) Member of Audit Committee
(3) Director Currently Nominated for Re-Election.

     THEODORE N. GILLETTE, CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE OFFICER, PRESIDENT AND DIRECTOR. Mr. Gillette has served as Chairman of the Board, Chief Executive Officer, President, and Director of the Company since its inception. Mr. Gillette has served as President and Director of the Company's wholly-owned subsidiaries, Vision 21 Physician Practice Management Company and Vision 21 Managed Eyecare of Tampa Bay, Inc. since 1984 and 1993, respectively. He obtained his Doctorate of Optometry from Southern California College of Optometry in 1979 and his Bachelor of Science from Florida State University in 1975.

     RICHARD L. SANCHEZ, EXECUTIVE VICE PRESIDENT, SECRETARY AND DIRECTOR. Mr. Sanchez has served as Executive Vice President, Secretary and Director of the Company since its inception. From 1993 until assuming his positions with the Company, Mr. Sanchez was Vice President of Marketing and Administration of the Company's wholly-owned subsidiary, Vision 21 Managed Eyecare of Tampa Bay, Inc. Prior to November of 1992, Mr. Sanchez worked for Exxon Corporation for over 18 years in various management positions including divisional management responsibility for over 300 employees and $600 million in revenues. Mr. Sanchez obtained his Bachelor of Science in Chemistry from Florida State University in 1975. Mr. Sanchez has declined to seek re-election as a Director of the Company in furtherance of the Company's goal of achieving a greater mix of outside independent Directors.

     RICHARD T. WELCH, CHIEF FINANCIAL OFFICER, TREASURER AND DIRECTOR. Mr. Welch has served as Chief Financial Officer, Treasurer and Director of the Company since August 1996. From December 1994 to March 1996, Mr. Welch served as Executive Vice President of Finance and Administration, and as Vice Chairman of the Board of Directors, of Sports & Recreation, Inc., a public company engaged in the business of retail sporting goods and equipment sales generating over $500 million in annual revenue, and from January 1992 to December 1994, he served as its Chief Financial Officer and a Director from January 1992 to December 1994. Mr. Welch is a certified public accountant and graduated from Louisiana State University in 1973 with a Bachelor of Science in Management and Accounting.

     RICHARD L. LINDSTROM, M.D., CHIEF MEDICAL OFFICER AND DIRECTOR. Dr. Lindstrom has served as Chief Medical Officer of the Company since September 1996 and has served as a director since January 1997. Since October 1989, Dr. Lindstrom has maintained a private practice adjacent to the Phillips Eye Institute in Minneapolis where he serves as the Medical Director for Research and Teaching. Dr. Lindstrom holds 22 patents in ophthalmology and has given numerous presentations throughout the world including 13 named lectures. He is active on multiple educational and advisory boards including chief medical editor of Ocular Surgery News. He has co-authored two books, published 50 chapters in other books and published over 300 articles in referred journals. Dr. Lindstrom graduated from the University of Minnesota Medical School in 1972 followed by a research residency and cornea fellowship at the University of Minnesota, an Anterior Segment fellowship at Mary Shields Eye Hospital in Dallas and a third fellowship in Glaucoma/Anterior Segment at University Hospitals in Salt Lake City. Dr. Lindstrom has served as a Director of Laser Vision Centers, Inc., a public company, since 1995.

     ROBERT P. COLLINS, CHIEF OPERATING OFFICER. Mr. Collins has served as the Chief Operating Officer of the Company since February 1999. Prior to joining the Company, Mr. Collins served as President and CEO of Beacon Behavioral Health Group, the ambulatory delivery subsidiary of Charter Behavioral Health Systems ("CBHS"), where he also served as the Senior Vice President of Strategic Initiatives. CBHS is 50 percent owned by Magellan Health Services, Inc., a $1.5 billion company and the nations leading specialty managed care organization, which also manages behavioral healthcare for approximately 61 million individuals. Mr. Collins graduated from Rollins College, Winter Park, Florida in 1979 with a Bachelor of Science degree in Business Administration and Economics.

     PETER J. FONTAINE, DIRECTOR. Mr. Fontaine has served as a Director of the Company since July 1996. Mr. Fontaine is currently the Chairman of the Board of Directors and Chief Executive Officer of Discount Auto Parts, Inc., a public company engaged in the business of retail automotive replacement parts, maintenance items and accessories for the DO-IT-YOURSELF ("DIY") consumer and commercial sales. He has been employed by Discount Auto Parts, Inc. in various capacities since 1975. Mr. Fontaine has served on the Board of Directors of Discount Auto Parts, Inc. since 1996 and as its Chief Executive Officer since 1978. From 1994 to January 1997, Mr. Fontaine also served as its President.

     BRUCE S. MALLER, DIRECTOR. Mr. Maller has served as a Director of Vision Twenty-One since November 1996 and is a vision care consultant to the Company. He is the founder of, and has been the President of, the BSM Consulting Group of Incline Village, Nevada since 1978. BSM provides consulting services predominantly in the fields of ophthalmology and cardiology to individual physicians and corporate clients such as Allergan, Inc., Boston Scientific, Columbia/HCA Healthcare, Inc. and Vision Twenty-One. Mr. Maller has served as a Director of Gimbel Vision International, Inc., a public company since 1996. Mr. Maller is a frequent lecturer for various medical societies, including the American Academy of Ophthalmology and the American Society of Cataract and Refractive Surgery. Mr. Maller also heads BSM Healthcare Publications, which produces works related to the field of medical practice management. Mr. Maller received his Bachelor of Arts degree from the University of Colorado in 1975.

     JEFFREY KATZ, M.D., DIRECTOR. Dr. Katz has served as a Director of the Company since January 1997. Dr. Katz has operated an ophthalmology practice at the Eye Institute of Southern Arizona in Tucson since 1984. He also serves as a clinical associate professor in the Department of Ophthalmology at the University of Arizona in Tucson and is the past president of the Tucson Ophthalmologic Society. Dr. Katz graduated from George Washington University Medical School in 1972. He was chief of ophthalmic surgery at El Dorado Hospital in Tucson and has served as the Medical Director for the Tucson Laboratory of the Arizona Lions Eye Bank since 1978.

     MARTIN F. STEIN, DIRECTOR. Mr. Stein has served as a Director of the Company since October 1998. From 1979 until March 31,1998, Mr. Stein served as Chairman and founder of Stein Drugs and EyeCare One Corporation, the parent company of Stein Optical which operates 16 optometric retail locations in Milwaukee, Wisconsin which was acquired by the Company. Stein Drugs was sold to Walgreen Company in 1979. He is also a director of Northwestern Mutual Series Fund, Inc., Mason Street Funds, Inc. and a Board member of Koss Corporation, a public company.

     Pursuant to the terms of the Company's Articles of Incorporation and Bylaws, the Board of Directors has the power to set the number of directors. The number of directors is presently set at eight members. The directors are divided into three classes. Each director in a particular class is elected to serve a three-year term or until his or her successor is duly elected and qualified. The classes are staggered so that their terms expire in successive years resulting in the election of only one class of directors each year. The Class I directors are

Messrs. Welch and Stein and Dr. Katz, the Class II directors are Messrs. Sanchez and Fontaine, and the Class III directors are Drs. Gillette and Lindstrom and Mr. Maller. The initial terms of the current Class II and Class III directors will expire at the annual meeting of the stockholders of the Company in 1999 and 2000, respectively. The term of the current Class I Directors will expire in 2001. Mr. Sanchez has declined to seek re-election as a Director in furtherance of the Company's goal of achieving a greater mix of outside independent Directors. The Board of Directors is considering candidates to fill the vacancy that will be left in Class II upon the expiration of Mr. Sanchez's term at the conclusion of the meeting. Officers of the Company are appointed by the Board of Directors and hold office until the first meeting of directors following the annual meeting of stockholders and until their successors are appointed, subject to the terms of any applicable employment agreement or to earlier removal by the Board of Directors.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has established two committees, the Audit and Compensation Committees. The Company's two independent Directors are Messrs. Peter J. Fontaine and Martin F. Stein. Messrs. Fontaine and Stein serve on the Company's Audit and Compensation Committees. The Board of Directors does not have a Nominating Committee. The entire Board of Directors functions as a Nominating Committee, and the Board will consider written recommendations from stockholders for nominations to the Board of Directors in accordance with the procedures set forth in the By-Laws of the Company. There are no arrangements or understandings between any Director or nominee and any other person concerning service or nomination as a Director. The Board of Directors held four formal meetings during 1998.

     The Audit Committee held two meetings in 1998. The Audit Committee consists of Director Richard T. Welch and the Company's two independent Directors, Messrs. Fontaine and Stein. The Audit Committee recommends the appointment of the independent public accountants of the Company, discusses and reviews the scope and fees of the prospective annual audit and reviews the results thereof with the independent public accountants, reviews and approves non-audit services of the independent public accountants, reviews compliance with existing major accounting and financial policies of the Company, reviews the adequacy of the financial organization of the Company, reviews management's procedures and policies relative to the adequacy of the Company's internal accounting controls and compliance with federal and state laws relating to accounting practices, and reviews and approves (with the concurrence of the majority of the disinterested Directors of the Company) transactions, if any, with affiliated parties.

     The Compensation Committee held two meetings in 1998. The Compensation Committee consists of Director Theodore N. Gillette and the Company's two independent Directors, Messrs. Fontaine and Stein. The Compensation Committee's principal function is to make recommendations to the Board of Directors with respect to the compensation and benefits to be paid to key executive officers, and perform other duties prescribed by the Board with respect to employee stock plans and benefit programs.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Articles of Incorporation (the "Articles") provide that a Director will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (i) for any breach of duty of loyalty; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of laws; (iii) for liability under the Florida Business Corporation Act (relating to certain unlawful dividends, stock repurchases or stock redemptions); or (iv) for any transaction from which the director derived any improper personal benefit. The Company's Bylaws provide that the Company will indemnify each director and such of the Company's officers, employees and agents as the Board of Directors shall determine from time to time to the fullest extent provided by the Florida Business Corporation Act.

     The Company has entered into indemnification agreements (the "Indemnification Agreements") with all of its directors and certain of its officers. Similar Indemnification Agreements may from time to time be entered into with additional officers of the Company or certain other employees or agents of the Company. The Company is empowered under its Articles to purchase and maintain insurance or furnish similar protection on behalf of any person who is required or permitted to indemnify and the Company has acquired such insurance in connection with such individuals that the Company believes is warranted.

DIRECTOR'S COMPENSATION

     Directors are reimbursed for expenses in connection with attendance at Board and Committee meetings. Directors who are not officers of the Company or affiliates of major stockholders are paid $1,000 per meeting plus expenses. In addition, non-employee directors may be awarded options under the Company's 1996 Stock Incentive Plan. During the year, non-employee directors were each awarded options under the 1996 Stock Incentive Plan to purchase 3,000 shares of the Company's Common Stock. Such options fully vest in one year from the date of grant and are exercisable at $8.00 per share, which was the fair market value on the grant date.

     The Company entered into a five-year Advisory Agreement in 1996 with Mr. Bruce S. Maller, a director of the Company (the "Advisory Agreement"), pursuant to which Mr. Maller renders certain advisory services to the Company, including the identification and integration of eye care practices and the provision of assistance to the Company with its strategic planning, growth and development. In consideration for such services, the Company issued to Mr. Maller 125,627 shares of Common Stock. A decreasing percentage of such shares are subject to forfeiture in the event the Advisory Agreement is terminated "for cause" prior to January 1, 2000. The shares issued to Mr. Maller pursuant to the Advisory Agreement are subject to certain piggyback and demand registration rights. In 1995, the Company also entered into a five-year services agreement with the BSM Consulting Group ("BSM"), a consulting company of which Mr. Maller is an employee and the sole owner (the "BSM Services Agreement"), pursuant to which BSM agreed to provide substantial consulting services to assist the Company with its operational and management development. The fees payable to BSM for such services were approximately $60,000 per month. Payments earned by BSM under the BSM Services Agreement were approximately $720,000 in the year ended December 31, 1998.

     The Company entered into a services agreement in 1996 with Dr. Richard L. Lindstrom (the "Lindstrom Services Agreement"), a director of the Company, pursuant to which Dr. Lindstrom provides certain consulting and advisory services primarily related to assisting the Company in the identification and integration of Affiliated Providers into the Company's managed eye care delivery network and assistance in the development of Affiliated Provider practices. In consideration for his services, Dr. Lindstrom is paid $60,000 annually, and received 108,133 shares of Common Stock, of which 40% is non-forfeitable and the remaining 60% is subject to forfeiture in various amounts if the Lindstrom Services Agreement is terminated by the Company for cause or by Dr. Lindstrom prior to August 31, 2000. The shares issued to Dr. Lindstrom pursuant to the Lindstrom Services Agreement are subject to certain piggyback and demand registration rights. Payments earned by Dr. Lindstrom under the Lindstrom Services Agreement were $60,000 in the year ended December 31, 1998.

     Effective May 1, 1998, the Company amended its existing business management agreement with Lindstrom, Samuelson & Hardten Ophthalmology Associates, P.A. (the "Practice") which Dr. Lindstrom, a director of the Company, is a significant shareholder. The amendment extended the coverage of the existing business management agreement to cover the refractive surgery business of the Practice which was previously excluded. As consideration for the amendment, the Company paid the Practice $1,550,000 in cash and the equivalent in $1.4 million in Company common stock. In connection with the amendment, Dr. Lindstrom received 77,093 shares of Company common stock and $834,000 in cash.

     The Company entered into regional service agreements with the shareholders of Midwest Eye Care Alliance, Inc. ("MECA"), which included Dr. Lindstrom, following its acquisition by the Company on May 29, 1997 (collectively the "Regional Agreements"). The Regional Agreements provide for Dr. Lindstrom and the other former MECA Shareholders to render advisory services to the Company in connection with identifying potential ophthalmology and optometry practices in the Midwestern region of the United States for acquisition or affiliation and assisting the Company in negotiating agreements with such practices in exchange for specific cash compensation that varies among the Regional Agreements. Dr. Lindstrom will receive a total of $40,000 per year for each of the three years of his Regional Agreement.

     Effective March 31, 1998, the Company completed a merger with EyeCare One and VIPA, in which Mr. Stein owns an interest, at a purchase price of 1,109,806 shares of Common Stock of the Company, of which Mr. Stein received 468,419 shares and the Stein 1998 Limited Partnership received 600 shares. The shares are subject to certain registration rights.

     See "Certain Transactions" for additional information on certain members of management.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and any other equity securities of the Company. To the Company's knowledge, all such reports were filed on a timely basis for 1998 except for the following: Mr. Jeffrey Katz filed Form 4 four days late on July 14, 1998 related to his purchase of additional shares; Dr. Lindstrom filed a Form 4 late on March 17, 1999 related to the issuance of shares of common stock by the Company resulting from the payment of contingent consideration to Dr. Lindstrom's practice; and Mr. Sanchez filed a Form 4 late on March 17, 1999 related to the transfer of 15,000 shares from the Sanchez Family Limited Partnership to the Richard and Sharon Sanchez Foundation.

SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

     The following table sets forth, as of March 31, 1999, information as to the beneficial ownership of the Company's Common Stock by (i) each person known to the Company as having beneficial ownership of more than 5% of the Company's Common Stock, (ii) each person serving the Company as a Director on such date and each nominee for Director, (iii) each person serving the Company as an executive officer on such date who qualifies as a "named executive officer" as defined in Item 402(a)(3) of Regulation S-K under the Securities Exchange Act of 1934, and (iv) all of the Directors and executive officers of the Company as a group.

                               SECURITY OWNERSHIP

                                                              SHARES BENEFICIALLY   PERCENT BENEFICIALLY
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                            OWNED(2)               OWNED(2)
---------------------------------------                       -------------------   --------------------
Theodore N. Gillette(3).....................................       2,013,558                13.3%
Gillette Family Limited Partnership(4)......................       1,817,494                12.1
Richard L. Sanchez(5).......................................         623,329                 4.1
Martin F. Stein(6)..........................................         469,019                 3.1
Peter J. Fontaine(7)........................................         461,775                 3.1
Richard L. Lindstrom, M.D.(8)...............................         448,290                 3.0
Jeffrey I. Katz, M.D.(9)....................................         318,808                 2.1
Bruce S. Maller(10).........................................         277,664                 1.8
Richard T. Welch(11)........................................          92,000                   *
Robert P. Collins...........................................              --                  --
All directors and executive officers as a group (9
  persons)..................................................       4,704,443                31.0%

---------------

   * Less than one percent.
 (1) Unless otherwise indicated, the address of each of the beneficial owners identified is 7360 Bryan Dairy Road, Largo, Florida 33777.
 (2) Based on 15,070,468 shares of Common Stock outstanding (excluding certain contingent shares held in escrow in conjunction with certain acquisitions). Pursuant to the rules of the Securities and Exchange Commission (the "Commission"), certain shares of Common Stock which a person has the right to acquire within 60 days of the date hereof pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the percentage ownership of such person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
 (3) Includes (a) the 1,817,494 shares owned by the Gillette Family Limited Partnership over which Mr. Theodore Gillette has voting control as the sole shareholder of the corporate general partner,

     (b) 9,077 shares owned by Gillette, Beiler & Associates, P.A. (c) 148,987 shares owned individually and (d) 38,000 shares owned by The Ted and Raena Gillette Foundation, which Mr. Gillette has shared voting and investment control.
 (4) Shares are owned by the Gillette Family Limited Partnership, a Nevada Limited Partnership, in which Dr. Theodore Gillette exercises voting and investment control as the sole shareholder of the corporate general partner.
 (5) Represents 608,329 shares owned by the Sanchez Family Limited Partnership over which Richard L. Sanchez has voting and investment control as the majority shareholder of the corporate general partner and 15,000 shares owned by the Richard and Sharon Sanchez Foundation, over which Mr. Sanchez has shared voting and investment control.
 (6) Includes 468,419 shares owned individually and 600 shares owned by the Stein 1998 Limited Partnership.
 (7) Represents 460,442 shares owned by the Fontaine Industries Limited Partnership over which Peter Fontaine has voting and investment control and 1,333 shares issuable upon the exercise of stock options granted, pursuant to the Company's 1996 Stock Incentive Plan, which have vested and are fully exercisable.
 (8) Includes 1,333 shares issuable upon the exercise of stock options granted pursuant to the Company's 1996 Stock Incentive Plan, which have vested and are fully exercisable.
 (9) Includes 1,333 shares issuable upon the exercise of stock options granted pursuant to the Company's 1996 Stock Incentive Plan, which have vested and are fully exercisable and includes 69,169 shares held in escrow pending conclusion of certain outstanding contingencies related to an ASC acquisition.
(10) Includes 108,976 shares owned by BSM Investment, Ltd., over which Bruce Maller has voting and investment control and 1,333 shares issuable upon the exercise of stock options granted, pursuant to the Company's 1996 Stock Incentive Plan, which have vested and are fully exercisable.
(11) Represents 10,000 shares owned individually and 82,000 shares issuable upon the exercise of stock options granted pursuant to the Company's 1996 Stock Incentive Plan, which have vested and are fully exercisable.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table is a summary of the compensation paid or accrued by the Company for the last three fiscal years for services rendered in all capacities to the Company by the Chief Executive Officer and each of the persons who qualified as a "named executive officer" (as defined in Item 402(a)(3) of Regulation S-K under the Securities Exchange Act of 1934) during fiscal year 1998 ("Named Executive Officers").

                                                                        LONG-TERM
                                                         ANNUAL        COMPENSATION
                                                      COMPENSATION        AWARDS
                                                     ---------------   ------------
                                                                        SECURITIES
                                                                       UNDERLYING/     ALL OTHER
NAME AND PRINCIPAL POSITION                          YEAR    SALARY      OPTIONS      COMPENSATION
---------------------------                          ----   --------   ------------   ------------
Theodore N. Gillette...............................  1996   $189,072          --        $ 8,200
  Chief Executive Officer                            1997   $220,000          --        $11,138
                                                     1998   $220,000          --        $15,062(1)
Richard L. Sanchez.................................  1996   $143,984          --        $ 5,700
  Executive Vice President                           1997   $180,000          --        $ 8,368
                                                     1998   $180,000          --        $15,169(2)
Richard T. Welch...................................  1996   $ 57,600(3)        --            --
  Chief Financial Officer                            1997   $150,000     $70,000             --
                                                     1998   $180,000          --        $10,891(4)

---------------

(1) Amounts for fiscal year 1998 represent an automobile allowance of $8,174 and premiums paid by the Company for a life insurance policy of $6,888.
(2) Amounts for fiscal year 1998 represent an automobile allowance of $8,964, premiums paid by the Company for a life insurance policy of $3,682 and the Company's matching portion of 401K contributions of $2,523.
(3) Represents the salary earned by Mr. Welch for the portion of the year in which he was employed by the Company.
(4) Amounts for fiscal year 1998 represent an automobile allowance of $8,298 and the Company's matching portion of 401K contributions of $2,593.

EMPLOYMENT AGREEMENTS

     Theodore N. Gillette and Richard L. Sanchez have each entered into Employment Agreements with the Company (the "Employment Agreements"), pursuant to which they have agreed to serve as the Company's Chief Executive Officer and Executive Vice President, respectively. Each Employment Agreement is for a term of five years ending on September 30, 2001 and is renewable for subsequent one-year terms by mutual agreement of the parties. Mr. Gillette and Mr. Sanchez will receive annual base salaries which are subject to review by the Compensation Committee of the Board of Directors at annual intervals and may be adjusted from time to time as the Compensation Committee deems to be appropriate. Mr. Gillette and Mr. Sanchez are each eligible for annual incentive bonuses, up to 50% of their annual base salary, in an amount to be determined by the Compensation Committee to the extent that the Company achieves certain performance measures set by the Committee. Mr. Gillette and Mr. Sanchez received no increase in their base compensation and they each waived bonuses for fiscal year 1998 in order that the Company's resources could be channeled toward the Company's growth strategy. Mr. Gillette and Mr. Sanchez are also entitled to receive stock options or other stock awards under the Company's Stock Incentive Plan to the extent that the Compensation Committee determines such awards to be appropriate. Each Employment Agreement provides that in the event that employment is terminated by the Company other than (i) for cause, (ii) upon death or disability, or (iii) upon voluntary termination by the employee, such employee will be entitled to receive from the Company monthly payments equal to one-twelfth of the employee's annual base salary for each month during the remaining term of such Employment Agreement, but not less than twenty-four months. In the event of a change in control (as defined in the Employment Agreements), each Employment Agreement provides that if such employee's employment is terminated other than for cause within twelve months following a change of control of the Company, the Company shall pay such employee thirty-six monthly payments of one-twelfth of the sum of such employee's base salary plus his previous year's bonus. Each Employment Agreement also contains a covenant not to compete with the Company for a period of twenty-four months following termination of employment.

     The Company and Richard T. Welch are parties to an Employment Agreement (the "Employment Agreement"), pursuant to which Mr. Welch has agreed to serve as Chief Financial Officer of the Company. The term of the Employment Agreement was for two years and ended on August 31, 1998. It was automatically renewed by the parties for one year ending on August 31, 1999, and is renewable for subsequent one-year terms by mutual agreement of the parties. Under the Employment Agreement, Mr. Welch will receive an annual base salary which is subject to review by the Compensation Committee of the Board of Directors at annual intervals and may be adjusted from time to time as the Compensation Committee deems to be appropriate. Under the Employment Agreement, Mr. Welch has agreed to devote his best efforts and substantially all of his business time and services to the business and affairs of the Company. Mr. Welch will be eligible for annual incentive bonuses, up to 50% of his annual base salary, in an amount to be determined by the Compensation Committee of the Board of Directors to the extent that the Company achieves certain performance measures set by the Committee. Under the Employment Agreement, Mr. Welch received non-statutory stock options to purchase 80,000 shares of Common Stock pursuant to the Company's Stock Incentive Plan. The options are exercisable at a price of $3.11 per share and 64,000 shares became vested at the time of the Company's Initial Public Offering on August 18, 1997. The remaining 16,000 shares vest pro rata on an equal basis over a four-year period. Mr. Welch is also entitled to receive such additional stock options or other stock awards under the Company's Stock Incentive Plan to the extent the Compensation Committee determines such awards to be appropriate. The Employment Agreement provides substantially similar terms with respect to termination and changes in control as the employment agreements with Mr. Gillette and Mr. Sanchez. The Employment Agreement also contains a covenant not to compete with the Company for a period of twelve months following termination of employment.

  Stock Options

     The Company has options outstanding under its 1996 Stock Incentive Plan (the "Stock Incentive Plan"). Options granted are for the right to acquire the Company's Common Stock. The following table provides information concerning the aggregate share option exercises in 1998 and year-end option values for unexercised stock options held by each of the Named Executive Officers. The Company did not grant any stock options or stock appreciation rights during 1998 to any Named Executive Officers.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES

                                                                NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                                     UNDERLYING                     IN-THE-MONEY
                           SHARES                              UNEXERCISED OPTIONS AT                OPTIONS AT
                          ACQUIRED                                DECEMBER 31, 1998             DECEMBER 31, 1998(2)
                             ON                VALUE         ---------------------------   ------------------------------
NAME                     EXERCISE(1)        REALIZED(1)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE(3)
----                   ---------------   -----------------   -----------   -------------   -----------   ----------------
Richard T. Welch.....        --                 --             82,000         68,000        $154,080           --

---------------

(1) There were no options exercised during fiscal year 1998 by any Named Executive Officer.
(2) Based upon the Company's closing stock price of $5.25 at December 31, 1998.
(3) The unexercisable portion of shares issuable pursuant to stock options were not in-the-money at December 31, 1998.

     The Stock Incentive Plan authorizes the Company to grant eligible officers, employees, consultants and directors of the Company awards consisting of options to purchase shares of Common Stock, stock appreciation rights, shares of restricted stock or performance shares. The Compensation Committee has the discretion to select the particular officers, employees and consultants who will receive awards. On March 31, 1999, approximately 2,000 officers and employees of the Company were eligible to participate. The particular terms of the stock options and other awards granted to eligible employees will be established by the Compensation Committee within the limitations set forth in the provisions of the Stock Incentive Plan.

Eligible employees and other participants generally are not required to provide the Company with consideration for the awards (other than their services), but stock options will require the optionees to pay an option exercise price based on the fair market value of the shares of common stock at the time the grant of the options was approved by the Compensation Committee. Stock options granted to employees under the Stock Incentive Plan may be either Stock Options intended to qualify as Incentive Stock Options under Section 422 of the Internal Revenue Code or nonstatutory Stock Options which do not so qualify. Stock Options will expire no later than the tenth anniversary of the date of grant and become exercisable under such vesting schedules as may be established by the Compensation Committee. Vesting of the awards granted under the Stock Incentive Plan may be accelerated in the event of a change in corporate control, as defined in and upon the terms of the Stock Incentive Plan. The Compensation Committee has discretionary authority to accelerate the vesting of stock options and other awards in any other circumstances it determines to be appropriate, and the stock option agreements under the Stock Incentive Plan may provide for accelerated vesting upon death, disability, and, in some cases, termination of employment without cause.

     The Stock Incentive Plan can be amended by the Board from time to time in any manner the Board deems to be advisable, except that the Board must obtain shareholder approval for amendments that require shareholder approval under the federal tax or securities laws or the NASDAQ National Market System stock exchange, including amendments to increase the aggregate number of shares available for issuance under the Stock Incentive Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of the Company's Compensation Committee are Theodore N. Gillette, Martin F. Stein and Peter Fontaine. Mr. Stein was appointed to the Committee to replace the position vacated by the resignation of Herbert Pegues. Neither Mr. Stein nor Mr. Fontaine has at any time been an officer of the Company. On March 31, 1998, the Company completed a merger with EyeCare One Corp. ("EyeCare One") and Vision Insurance Plan of America, Inc. ("VIPA"). EyeCare One was the parent company of Stein Optical which operates 16 optometric retail locations in Milwaukee, Wisconsin. VIPA holds a single service insurance license and delivers vision care benefits to approximately 19,000 patient lives in Wisconsin. The Company issued 1,109,806 shares of common stock for all of the outstanding common stock of EyeCare One and VIPA, valued at approximately $10.5 million at the time of the merger. Mr. Stein received his shares of common stock of the Company as a shareholder of EyeCare One and VIPA. For information on his ownership of the Company's common stock, see "Management -- Security Ownership."

     The information contained in the following sections entitled "Report of the Compensation Committee" and "Performance Graph" are not deemed to be "soliciting material" or to be "filed" with the Commission or subject to Regulation A under the Securities Act of 1933, or to the liabilities of Section 18 of the Securities Exchange Act of 1934.

REPORT OF THE COMPENSATION COMMITTEE

     In accordance with rules adopted in 1992 by the Securities and Exchange Commission, as amended in 1993, the Compensation Committee of the Board of Directors of the Company, consisting of Directors Theodore N. Gillette, Peter Fontaine and Martin F. Stein, as the members thereof (the "Committee") offer this report regarding compensation policies for executive officers and the Chief Executive Officer of the Company. The overall goal of the Committee is to develop executive compensation policies and practices which are consistent with and linked to the Company's business objectives which include the goal of maximizing shareholder value over time. In structuring the compensation of executive officers the Committee seeks to adhere to the following principles:

          FIXED COMPENSATION: A significant portion of compensation is fixed and is based upon employment agreements with such individuals taking into consideration other similarly situated companies;

          EQUITY BASED: The interests and focus of management should be aligned with those of stockholders through the use of equity-based incentive awards to link a portion of compensation to the Company's stock performance;

          MANAGEMENT RETENTION: The Company's executive compensation should be structured so as to attract and retain individuals who are capable of leading the Company toward the achievement of its objectives; and

          AT RISK: A portion of pay in most cases, should be linked to achievement of performance goals by the Company.

     These principles apply to compensation policies for all executive officers of the Company. The Committee does not follow the principles in any particular order, rather experience and judgment are applied in determining the appropriate mix of compensation for each individual executive. Annual compensation for executive officers is determined by the Committee, subject to the terms of any applicable employment agreement negotiated between an officer and the Company.

     During fiscal year 1998, the Company's Chief Executive Officer, Theodore N. Gillette's annual compensation was based upon his employment agreement and was principally fixed. Mr. Gillette opted not to receive any increase in his base compensation and waived any annual bonus in order that the Company's resources could be channeled toward the Company's growth strategy. The Committee did not provide any incentive based compensation to the Chief Executive Officer in 1998 due primarily to the level of his beneficial ownership of Company stock. The Chief Executive Officer's compensation in subsequent years will be based upon the Committee's subjective evaluation of the Chief Executive Officer's responsibilities, individual performance, growth of the Company, earnings of the Company and increases in the cost of living. The Committee is not expected to give particular weight to a specific factor or use a formula in determining any bonus that may be paid to the Chief Executive Officer or any adjustment to his annual salary or other long-term compensation awards.

     During fiscal year 1998, the compensation for the Company's other executive officers was set by the Committee pursuant to existing employment agreements. Much of such compensation is based upon fixed salary. The Committee and Board have and may continue in the future to grant officers of the Company stock options when such grants are deemed appropriate. The Compensation Committee expects that stock options so granted will be at exercise prices based upon the fair market value of the Company's Common Stock on the date of grant. Cash bonuses may be earned by certain executive officers based upon financial performance standards established by the Committee or as set forth in their employment agreement.

     The Committee believes its executive compensation principles and policies described above serve the interests of the Company and its shareholders.

                                          Respectfully submitted,
                                          The Compensation Committee

                                          Theodore N. Gillette
                                          Peter Fontaine
                                          Martin F. Stein

PERFORMANCE GRAPH

     Rules promulgated by the SEC require that the Company include in this Proxy Statement a line graph which compares the yearly percentage change over the past five years in cumulative total stockholder return on the Common Stock with (i) the performance of a broad equity market index, and (ii) the performance of a published industry index or peer group index. As the Company did not consummate its Initial Public Offering of Common Stock until August 18, 1997, there was no active public market for the Company's Common Stock prior to that time. On August 18, 1997, the opening price per share of the Company's Common Stock was $10.00 and on such date the price closed at $9.50 per share. Accordingly, the following graph compares the percentage change in the return on the Common Stock for the period from August 18, 1997 to December 31, 1998 with the cumulative total return on the Center for Research in Security Prices ("CRSP") Index for the Nasdaq Stock Market (U.S. Companies) and the CRSP Index for Health Services for the same period. The graph assumes the investment of $100 on August 18, 1997 and the reinvestment of any dividends.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                FOR THE PERIOD AUGUST 18, 1997 TO DECEMBER 1998
           AMONG VISION TWENTY-ONE, INC., CRSP NASDAQ U.S. INDEX AND
                           CRSP HEALTH SERVICES INDEX

                                                                          CRSP
                                                                         NASDAQ
                                                                         STOCK
                                                       VISION         MARKET (U.S.      CRSP HEALTH
               MEASUREMENT PERIOD                   TWENTY-ONE,        COMPANIES)         SERVICES
             (FISCAL YEAR COVERED)                      INC.             INDEX             INDEX
08/18/97                                                     100.0             100.0             100.0
09/30/97                                                     150.0             105.1             109.4
12/31/97                                                     102.8              98.5              98.3
03/31/98                                                     130.6             115.2             107.9
06/30/98                                                      70.8             118.4              98.0
09/30/98                                                      77.1             107.2              74.2
12/31/98                                                      58.3             138.7              84.3

Note: The stock price performance shown on the graph above is not necessarily indicative of future price performance.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The information set forth herein briefly describes transactions since the beginning of the Company's last fiscal year between the Company and its directors, officers and 5% stockholders. These transactions have been approved a majority of the Company's independent directors and were on terms no less favorable to the Company than those that could be obtained from unaffiliated parties.

     Theodore Gillette, the Chief Executive Officer and a director of the Company, owns a majority interest in Gillette, Beiler & Associates, #6965 P.A. ("G&A"), a Florida professional association located in Tampa, Florida and engaged in the provision of optometry services. The Company earned fees of approximately $1.4 million in the year-ended December 31, 1998 under its Management Agreement with G & A.

     Richard L. Lindstrom, M.D., a director of the Company, owns a majority interest in Lindstrom, Samuelson and Hardten Ophthalmology Associates, P.A. ("Lindstrom P.A."), a professional association located in Minneapolis, Minnesota and engaged in the provision of ophthalmology services. The Company earned fees of approximately $655,000 in the year ended December 31, 1998 under its Management Agreement with Lindstrom P.A.

     Jeffrey I. Katz, M.D., a director of the Company, owns a 50% interest in Vital Sight P.C. ("Vital Sight"), an Arizona professional corporation located in Tucson, Arizona and engaged in the provision of ophthalmology services. The Company earned fees of $442,000 in the year-ended December 31, 1998 under its Management Agreement with Vital Sight.

     The Company, the former shareholders of Eye Institute, including Dr. Katz, and certain other related entities also closed in escrow an agreement dated as of July 31, 1997 to transfer certain ASC assets from Vital Sight and such shareholders' limited liability company to Vision 21 of Southern Arizona, Inc. When all outstanding contingencies associated with the escrow have been satisfied, the income associated with such ASC business shall be subject to the business management fee. Until such time, however, the Company receives a fee approximately equal to the business management fee. The Company received fees of approximately $284,000 for the year ended December 31, 1998. The Company's obligation to purchase the ASC business shall terminate if the outstanding contingencies related to the escrow are not satisfied. As consideration for this ASC transaction, Dr. Katz will be entitled, subject to post-closing adjustments, to receive 69,169 shares of Common Stock.

2.  PROPOSAL TO ADOPT EMPLOYEE STOCK PURCHASE PLAN

     On October 19, 1998, the Board of Directors adopted, subject to the approval of the shareholders, an Employee Stock Purchase Plan in order to encourage Company employees to have an ownership interest in the Company. The Employee Stock Purchase Plan is intended to provide employees of the Company and its subsidiaries with an opportunity to acquire shares of the Company's Common Stock at an advantageous price, with savings accumulated through payroll deductions. The purpose of the Employer Stock Purchase Plan is to secure for the Company and its shareholders the benefits inherent in employee stock ownership. The Employee Stock Purchase Plan is administered by the Board of Directors. Subject to adjustment upon changes in the capitalization of the Company, the maximum number of shares of Common Stock available for purchase under the Employee Stock Purchase Plan is 200,000 shares.

     All employees of the Company and its subsidiaries who have been employed for at least sixty (60) days as of the first day of any quarter are eligible to participate in the Employee Stock Purchase Plan, provided that no employee will be eligible if such employee: (i) owns immediately after any option to acquire Common Stock pursuant to provisions of the Employee Stock Purchase Plan, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of Company stock, (ii) is a member of the Board of Directors, or an executive officer of the Company whose compensation must be reported in the Company's proxy statements, or (iii) is an employee whose customary employment is twenty hours or less per week, or whose customary employment is for not more than five months in any calendar year.

     The price to eligible employees for each share to be purchased under the Employee Stock Purchase Plan is the lesser of: (i) eighty-five percent (85%) of the Closing Market Price (as hereinafter defined) on the first day of any calendar quarter (the "Offering Date"), or (ii) eighty five percent (85%) of the Closing Market Price (as hereinafter defined) on the first trading day of the third calendar month following the immediately preceding Offering Date (the "Purchase Date"). On each Purchase Date, payroll deductions made in accordance with the Employee Stock Purchase Plan are applied to the purchase of Common Stock from the Company. "Closing Market Price" means the last sale price of the Common Stock as reported on the NASDAQ/National Market System (or any other exchange or quotation system, if applicable) on the date specified; or if no sales occurred on such day, at the last sale price reported for the Common Stock; but if there should be any material alteration in the present system of reporting sales prices of such Common Stock, or if such Common Stock should no longer be listed on the NASDAQ/National Market System (or other exchange or quotation system), or if the last sale price reported shall be on a date more than 30 days from the date in question, the market value of the Common Stock as of a particular date shall be determined in such a method as shall be specified by the Employee Stock Purchase Plan.

     A complete copy of the Employee Stock Purchase Plan is attached to this Proxy Statement as Appendix A. The above discussion of the Employee Stock Purchase Plan is qualified in its entirety by reference to Appendix A. The Board believes that the adoption of the Employer Stock Purchase Plan is in the best interest of the Company and its Shareholders.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMEND THAT YOU VOTE "FOR" APPROVAL OF THE PROPOSED EMPLOYEE STOCK PURCHASE PLAN.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting will be required for approval of the proposed Employee Stock Purchase Plan.

3.  RATIFICATION OF APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC
    ACCOUNTANTS

     The Company has engaged the firm of Ernst & Young LLP, independent certified public accountants, to report upon the financial statements included in the Annual Report submitted herewith. A representative from said firm will be in attendance at the Meeting, will have the opportunity to make a statement if desired, and will be available to respond to any questions from those in attendance. The Company has appointed Ernst & Young LLP to report upon its 1998 financial statements, subject to ratification of such appointment by the Stockholders at the Meeting. Stockholder ratification of the Company's independent certified public accountants is not required by the Company's By-Laws or otherwise. The Board of Directors has elected to seek such ratification as a matter of good corporate practice. If the Stockholders do not ratify this appointment, other certified public accountants will be considered by the Board of Directors upon recommendation of the Audit Committee.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMEND THAT YOU VOTE "FOR" THE RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

4.  OTHER BUSINESS

     Management of the Company does not know of any other business that may be presented at the Meeting. If any matter not described herein should be presented for Stockholder action at the Meeting, the persons named in the enclosed Proxy will vote the shares represented thereby in accordance with their best judgment.

                           STOCKHOLDER PROPOSALS FOR
                    PRESENTATION AT THE 2000 ANNUAL MEETING

     Any stockholder intending to present a proposal at the 2000 Annual Meeting in accordance with Rule 14a-8 under the Securities Exchange Act of 1934 for inclusion in the Company's proxy materials for such meeting must, in addition to meeting other applicable requirements under the rules and regulations of the Securities and Exchange Commission, submit such proposal to Richard L. Sanchez, Secretary, in writing no later than March 22, 2000.

     Other than in respect of a nominee for election to the Board of Directors, the Company's Articles of Incorporation require certain advance notice to the Company of a stockholder sponsored proposal submitted outside the processes of Rule 14a-8. To be timely, such notice must be received at the principal executive offices of the Company not less than 45 nor more than 60 days prior to the meeting of stockholders; provided, however, that in the event that less than 55 days' notice or prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. A proposal submitted outside the processes of Rule 14a-8 is any shareholder proposal submitted for presentation at the 2000 Annual Meeting but not submitted for inclusion in the Company's proxy statement. Under Rule 14a-4(c)(1), if a proponent fails to notify the Company by the advance notice date, then the management proxies will be permitted to use their discretionary voting authority if such proposal is raised at the 2000 Annual Meeting, without any discussion of the matter in the proxy statement.

     The Company's By-Laws require certain advance notice to the Company of any nominations by stockholders of persons to stand for election as directors at stockholders' meetings. Notice of director nominations must be timely given in writing to the Secretary of the Company prior to the meeting at which the directors are to be elected. To be timely, such notice must be received at the principal executive offices of the Company not less than 60 nor more than 90 days prior to the meeting of stockholders; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

     A stockholder's notice with respect to a director nomination must set forth
(i) certain information about the nominee, (ii) the consent of the nominee to serve as a director if elected, (iii) the name and record address of the nominating stockholder, (iv) the class or series and number of shares of the Company which are beneficially owned by such stockholder, (v) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person pursuant to which the nominations are to be made,
(vi) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named, and (vii) certain other information.

     The complete By-Law provisions and Articles of Incorporation governing these requirements are available to any stockholder without charge upon request from the Secretary of the Company.

                                          By order of the Board of Directors



                                          /s/ Richard L. Sanchez
                                          -------------------------------------
                                              RICHARD L. SANCHEZ
                                              Secretary

Dated: June 23, 1999

                                                                      APPENDIX A

                            VISION TWENTY-ONE, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

1.  PURPOSES

     The Vision Twenty-One, Inc. Employee Stock Purchase Plan (the "Plan") is intended to provide employees of Vision Twenty-One, Inc., a Florida corporation (the "Company") and its Subsidiaries with an opportunity to acquire shares of the Company's Common Stock at an advantageous price, with savings accumulated through payroll deductions. It is the intention of the Company that the Plan be an "employee stock purchase plan" under Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed in a manner consistent with the requirements of that section of the Code.

2.  DEFINITIONS

     A. "Agent" means the firm appointed by the Company's Board of Directors to carry out the functions assigned to the Agent.

     B. "Board of Directors" means the Company's Board of Directors.

     C. "Closing Market Price" means the last sale price of the Common Stock as reported on the NASDAQ/National Market System (or any other exchange or quotation system, if applicable) on the date specified; or if no sales occurred on such day, at the last sale price reported for the Common Stock; but if there should be any material alteration in the present system of reporting sales prices of such Common Stock, or if such Common Stock should no longer be listed on the NASDAQ/ National Market System (or other exchange or quotation system), or if the last sale price reported shall be on a date more than 30 days from the date in question, the market value of the Common Stock as of a particular date shall be determined in such a method as shall be specified by the Plan's Agent.

     D. "Code" means the Internal Revenue Code of 1986, as amended.

     E. "Common Stock" means the Company's common stock, par value $.001 per share, as traded on the NASDAQ market.

     F. "Compensation" means cash compensation before any payroll deductions for taxes or any other purpose, paid by the Company or a Subsidiary to a Participant in respect of the service of such Participant to the Company or a Subsidiary during an Offering Period. This amount shall be deemed to include any amount that the Participant has elected to defer for federal income tax purposes under any 401(k) savings plan, cafeteria plan or deferred compensation plan maintained by the Company or a Subsidiary. Compensation shall not include any amount paid to the Participant that (i) is paid during an Offering Period under any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); (ii) is calculated as an excess, incentive compensation or bonus amount; and (iii) except as otherwise provided in the preceding sentence, is not included in the income of the Participant for federal income tax purposes.

     G. "Offering Date" means November 7, 1998, and the first day of any calendar quarter thereafter.

     H. "Offering Period" means the period from November 7, 1998 through December 31, 1998, and thereafter, the three-month period commencing on any Offering Date after the first Offering Date and ending on the Purchase Date that next follows an Offering Date.

     I. "Option" means the right of a Participant to acquire Common Stock pursuant to Plan provisions.

     J. "Participant" means an eligible employee who has authorized payroll deductions for the purchase of Common Stock under the Plan and has an account maintained by the Agent, containing shares of Common Stock and/or Proceeds.

     K. "Proceeds" means the total amount of cash accumulated for the benefit of a Participant during a single Offering Period, comprised of the aggregate of the payroll deductions taken from the Participant's Compensation during such period together with earnings thereon and dividends paid on shares of Common Stock beneficially owned by the Participant.

     L. "Purchase Date" means the first trading day of the third calendar month following the immediately preceding Offering Date.

     M. "Subsidiary" means a corporation that is a subsidiary of the Company within the meaning thereof as stated in Code Section 424(f). Each Subsidiary shall participate in the Plan unless designated by the Board of Directors not to participate.

     N. "Trading Day" means any day that the principal stock exchange or other national market upon which the Common Stock is traded is open for business.

     O. "Year of Service" means a period of twelve consecutive months of employment with the Company or any Subsidiary.

     Wherever appropriate in this Plan the singular shall include the plural; the masculine, the feminine; and vice versa.

3.  ELIGIBILITY

     All employees of the Company who have been employed for at least sixty (60) days as of any Offering Date shall be eligible to participate in the Plan, provided that no employee shall be eligible if such employee:

          A. owns immediately after any Option is granted, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of Company stock, applying the rules of Code Section 424(d) in determining stock ownership,

          B. is a member of the Board of Directors, or an executive officer of the Company whose compensation must be reported in the Company's proxy statements, or

          C. is an employee whose customary employment is twenty hours or less per week, or whose customary employment is for not more than five months in any calendar year.

     In addition, all employees of each Subsidiary shall be eligible to participate in the Plan to the extent they satisfy the requirements set forth in the preceding paragraph.

4.  EMPLOYEE PARTICIPATION AND PAYROLL DEDUCTIONS

     A. An eligible employee shall become a Participant in the Plan by completing an Enrollment Form authorizing for the payroll deduction, together with instructions to use the deductions to purchase shares of Common Stock under the Plan. The Participant shall choose a deduction in a whole percentage from 1% to 10%. As of each pay day during an Offering Period the Company will deduct the specified amount from the Compensation payable to each Participant and transmit these aggregate deductions to the Agent, with sufficient information to allow the agent to account for each Participant's deductions and maintain each Participant's Proceeds account. The Agent will cause each Participant's Proceeds to be credited to his or her account under the Plan and invested in a money market fund approved by the Company. The Agent will perform the record keeping function under the Plan, assuring that each Participant's Proceeds are credited with appropriate earnings. A Participant may not make any separate cash payment into such account.

     B. On each Offering Date, each Participant shall be granted the right to purchase on the next Purchase Date such number of shares of Common Stock as may be purchased by the Participant's Proceeds. No Participant, however, may be granted the right to purchase shares of Common Stock under all such plans of the Company where the accrual is at a rate that exceeds $25,000 of the Common Stock's fair market value, determined at the time the option is granted, for any one calendar year in which an option is outstanding for any part of the year.

     C. A Participant may not increase or reduce, except to 0%, the amount of payroll deductions during an Offering Period. A Participant shall be deemed to have elected to purchase all shares able to be purchased with the Proceeds on the applicable Purchase Date.

     D. A Participant shall be deemed to have continued the most recent election to participate in the Plan for the next Offering Period unless the Participant notifies the Company or its agent on or before the twentieth (20th) day of the month preceding the beginning of the next Offering Period that he or she elects not to participate in the Plan for the next Offering Period. Such notice may not be revoked. Similarly, a Participant may elect to increase or decrease the amount of payroll deduction on or before the twentieth (20th) day of the month preceding the beginning of the next Offering Period, such increase or decrease to be effective at the beginning of the next Offering Period.

5.  OPTION PRICE

     The price to Participants for each share to be purchased on a Purchase Date shall be the lesser of

          A. eighty-five percent (85%) of the Closing Market Price on the Offering Date, or

          B. eighty-five percent (85%) of the Closing Market Price on the Purchase Date.

6.  METHOD OF PURCHASE

     A. On each Purchase Date the Agent shall cause all Participants' Proceeds, together with applicable Company contributions during the preceding Offering Period, to be applied to the purchase of Common Stock from the Company.

     B. As of the Purchase Date, the account of each Participant shall be credited with a number of shares of Common Stock that were able to be purchased with that Participant's Proceeds.

7.  WITHDRAWALS

     Prior to any Purchase Date, a Participant may give written notice to the Company or its agent of an intent to withdraw the entire cash balance and earnings accumulated during the Offering Period preceding the said Purchase Date. The written notice shall effectuate a withdrawal only if the Agent has not purchased shares for the account of the notifying Participant. Such withdrawal will terminate the Participant's right to exercise any Options for that Offering Period. A Participant who withdraws shall not participate again in the Plan unless and until a new Enrollment/Change Form is filed.

8.  TERMINATION OF EMPLOYMENT

     As soon as administratively practicable after the termination of a Participant's employment with the Company for any reason other than death, the Participant's Proceeds accumulated during the Offering Period in which his employment terminated will be refunded, and any shares of Common Stock held by the Agent will be distributed in kind. As an alternative to the latter, the terminated Participant may request that the Agent, at the Participant's expense, sell the Common Stock in the account and forward the net proceeds to the Participant.

9.  RIGHTS AS A SHAREHOLDER; DIVIDENDS; HOLDING AND ISSUANCE OF SHARES

     A. A Participant shall have no rights as a shareholder with respect to any shares of Common Stock offered hereunder until completion of payment therefor. Shares purchased pursuant to the Plan initially will be registered in the name of the Agent as custodian for the account of the Participant entitled thereto. In regard to shares paid for and in a Participant's account, the Participant shall have all rights accruing to an owner of record of such shares, including voting rights and the right to receive dividends.

     B. The Agent shall receive the dividends payable on the shares in its custody and shall credit to the Proceeds account of each Participant as beneficial owner of a certain number of shares the amount of dividends attributable thereto. In the event that the Participant has not authorized payroll deductions during the Offering Period in which the Agent receives the Participant's dividends, unless requested otherwise by the Participant on notice from the Agent, the Agent shall re-establish a Proceeds account to contain these dividends and earnings thereon. In the event that the Participant's shares have been distributed when dividends are received, the Agent shall return said dividends to the Common Stock's transfer agent for reissuance to the distributee of the shares.

     C. Until such time as the Plan has been approved by the Company's shareholders, the stock certificates representing all of the shares purchased on behalf of Participants under this Plan shall be retained by the Agent, and Participants may not withdraw or sell such shares.

     D. After the Plan has been approved by the Company's shareholders, the stock certificate or certificates representing the shares purchased on behalf of a Participant on a Purchase Date shall be retained by the Agent until such time as the Participant may request the Agent in writing to distribute such shares to the Participant. The Company and the Agent may establish such rules and procedures as they, in their discretion, determine to be necessary or desirable with respect to distributions of shares purchased under this Plan, including any rules imposing limits on such distributions or restricting the timing or frequency of such distributions they may determine to be appropriate.

10.  NONTRANSFERABILITY

     Neither payroll deductions credited to the account of a Participant nor any Options to purchase shares of common Stock under the Plan may be assigned, transferred, or alienated, and Options must be exercised only by the Participant during his or her lifetime.

11.  BENEFICIARY DESIGNATION AND RIGHTS

     A Participant may file with the Company's Manager of Benefits and Compensation a written designation of beneficiary, or a revision thereof. In the absence of such designation, or if the named beneficiary predeceased the Participant, the Participant's estate shall be deemed to be the beneficiary. In the event of the Participant's death, the Agent shall apply the Proceeds to the purchase of shares on the Purchase Date, and deliver all the Common Stock held for the deceased Participant to the beneficiary, together with any remaining Proceeds, subject to the Agent's receipt of Participant's death certificate and satisfactory evidence of the beneficiary's identity and acceptance of the Common Stock and Proceeds. The beneficiary shall have no rights under the Plan during the Participant's lifetime.

12.  SHARES AUTHORIZED; CHANGE IN CORPORATE STRUCTURE AND CAPITALIZATION

     A. Subject to adjustment upon changes in the capitalization of the Company, the maximum number of shares of Common Stock which shall be made available for purchase under the Plan is 200,000 shares. The shares of Common Stock purchased under the Plan may, at the election of the Company, be authorized but unissued treasury shares held by the Company, or shares of Common Stock purchased on the open market by the Agent.

     B. In the event of any change in the number of outstanding shares of Common Stock by reason of a recapitalization, merger, consolidation, reorganization, separation, liquidation, stock split, stock dividend, combination of shares, or any other change in the corporate structure or shares of stock of the Company, the Board of Directors will make an appropriate adjustment, in accordance with applicable provisions of the Code and law, in the number and kind of shares which may be offered under the Plan, both in the aggregate and as to each Participant, the number of shares then subject to offerings theretofore made, and the price of shares offered under the Plan.

     C. If the Company shall not be the surviving corporation in any merger or consolidation, or survives only as a subsidiary of another entity, or if the Company is to be dissolved or liquidated, and unless a surviving corporation assumes or substitutes new options within the meaning of Section 424(a) of the Code, for all Options then outstanding under the Plan,

          i. the Purchase Date for all Options then outstanding shall be accelerated to a date fixed by the Board of Directors prior to the effective date of such merger or consolidation or such dissolution or liquidation and shall be deemed to be exercised, and

          ii. upon such effective date any unexercised Options shall expire.

13.  SECURITIES LAWS

     The Plan is intended to comply with Rule 16b-3 of the Securities Act of 1934, and shall be interpreted therewith. The Company shall not be obligated to issue any Common Stock pursuant to the Plan at any time when the shares have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules or regulations as the Company or the Board of Directors deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. Further, all Common Stock acquired pursuant to the Plan shall be subject to, and may be sold only in a manner consistent with the Company's Confidentiality Policy and other policies concerning compliance with securities laws and insider trading, as the same may be amended from time to time.

14.  ADMINISTRATION

     A. The Plan shall be administered by the Board of Directors. The interpretation and construction of any provision of the Plan, and the adoption of rules for administering the Plan, shall be made by the Board of Directors. Determinations made by the Board of Directors with respect to any matter or provision contained in the Plan shall be final, conclusive and binding upon the Company and all Participants, their beneficiaries and legal representatives. Any rule adopted by the Board of Directors shall remain in full force and effect unless and until amended or repealed by the Board of Directors.

     B. The Board of Directors shall have the right to appoint the Agent and any other entity or person, including Company employees, and to delegate to them certain functions or services to be performed in connection with Plan administration, and to name successors.

     C. The Participant or beneficiary, as the case may be, shall bear all costs and expenses associated with requests for the issuance of stock certificates, the sale of Common Stock, and a Participant's withdrawal from the Plan.

     D. The Agent will mail to each Participant's home address a quarterly statement showing the number of shares of Common Stock held beneficially for the Participant, the amount and derivation of cash in the Participant's Proceeds account, and any purchases of shares in the Offering Period that closed during the calendar quarter reflected in the statement.

     E. If at any time the number of shares as to which Options have been granted shall exceed the number of shares authorized for purchase under the Plan on a certain Purchase Date, the number of shares which may be purchased by each Participant shall be reduced proportionately. Payroll deductions not able to be used shall remain in the Participant's Proceeds account.

15.  AMENDMENT AND TERMINATION

     The Board of Directors may at any time terminate or amend the Plan, provided that no amendment may be made without approval of the shareholders of the Company if such amendment would increase the number of shares which may be available under the Plan, except by operation of Section 12 of the Plan, or materially modify the requirements as to eligibility for participation in the Plan.

16.  NONGUARANTEE OF EMPLOYMENT

     Neither eligibility to participate in, actual participation in, nor any provision of the Plan shall be construed as giving any eligible employee or Participant any employment right with the Company or a Subsidiary.

17.  AGENT FOR SERVICE OF PROCESS

     Legal process may be served upon the Manager of Benefits and Compensation, Vision Twenty-One, Inc., 7360 Bryan Dairy Rd., Suite 200, Largo, FL 33777.

18.  SHAREHOLDER APPROVAL

     The effectiveness of this Plan is subject to its approval by the Company's shareholders at the next Annual Meeting, or within a 12-month period after the date the Plan is adopted by the Board of Directors. In the event shareholder approval of this Plan is not obtained within this period, the Plan shall terminate, all shares purchased under the Plan shall be returned to the Company, and the Agent shall refund to each Participant any Proceeds accumulated for the Participant and the current value of any shares of Common Stock then held by the Agent on the Participant's behalf.

                                   APPENDIX B

                            VISION TWENTY-ONE, INC.
                             7360 BRYAN DAIRY ROAD
                              LARGO, FLORIDA 33777
   PROXY FOR THE 1999 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JULY 8, 1999

    The undersigned, having received notice of the Annual Meeting of Vision Twenty-One, Inc. to be held at 8:00 a.m. (Eastern Time), on July 8, 1999 (the "Meeting"), hereby designates and appoints Theodore N. Gillette and Richard L. Sanchez, and either of them with authority to act without the other, as proxies for the undersigned, with full power of substitution and resubstitution, to vote all of the shares of Common Stock which the undersigned is entitled to vote at the Meeting and at any adjournment thereof, such proxies being directed to vote as specified on the reverse side.

    In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournment thereof.

    THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF VISION TWENTY-ONE, INC. AND WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THE ABOVE NAMED PROXIES WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3 AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF, PROVIDED THAT THIS PROXY WILL NOT BE VOTED TO ELECT MORE THAN ONE DIRECTOR.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING MATTERS. PLEASE MARK AN "X" IN ONE SPACE. TO BE EFFECTIVE, THIS PROXY MUST BE DEPOSITED AT THE COMPANY'S TRANSFER AGENT NOT LATER THAN 48 HOURS BEFORE THE TIME APPOINTED FOR THE MEETING. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

                        (Continued on the reverse side)

1.  Proposal to re-elect the following nominee as Director: Peter J. Fontaine

     [   FOR                                                     [ ]  WITHHELD
      ]

2.  Proposal to approve the Employee Stock Purchase Plan

    [ ]  FOR                    [ ]  AGAINST                    [ ]  ABSTAIN

3. Proposal to ratify Ernst & Young LLP as the Company's independent auditors until the conclusion of the 2000 Annual Meeting.

    [ ]  FOR                    [ ]  AGAINST                    [ ]  ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

                                                  Dated:                  , 1998
                                                     ----------------------

                                                  ------------------------------
                                                  Signature

                                                  ------------------------------
                                                  Signature if held jointly

IMPORTANT: Please sign exactly as your name appears on this proxy and mail promptly in the enclosed envelope. If you sign as agent or in any other capacity, please state the capacity in which you sign.